Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of GLIDELOGIC CORP. (the “Company”) on Form 10-Q for the quarter ended  April 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Daniella Strygina, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 14, 2022

GLIDELOGIC CORP.

By:	/s/	Daniella Strygina
	Name:	Daniella Strygina
	Title:	President, Secretary, Director and Treasurer
(Principal Executive, Financial and Accounting Officer)